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                                                                    EXHIBIT 99.2
Contact Information:
Previo, Inc.
Clifford Flowers or Sylvia Evans
(858) 793-2800



FOR IMMEDIATE RELEASE
---------------------

                     PREVIO FILES CERTIFICATE OF DISSOLUTION

            -- PREVIO ALSO DELISTS STOCK AND CLOSES TRANSFER BOOKS--


         SAN DIEGO -- September 25, 2002 -- Previo, Inc. (NASDAQ: PRVO) today filed a certificate of dissolution with the office of the Secretary of State of the state of Delaware in accordance with the plan of dissolution previously approved by the stockholders on September 17, 2002.

         As a result, Previo's stock transfer books were closed as of the end of trading today, and it has ceased the issuance and recording of the transfer of shares of its common stock. Also effective today, Previo has voluntarily delisted from the Nasdaq National Market ("Nasdaq"). The record date for purposes of determining stockholders that will be eligible to participate in any distributions made by Previo is September 25, 2002.

         As also previously announced, on September 17, 2002, Previo obtained approval by its stockholders for the sale of substantially all of its non-cash assets to Altiris, Inc. for consideration totaling $1,000,000 cash. On September 24, 2002 Previo and Altiris, Inc. formally completed this transaction.

                                      # # #

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE AS WELL AS PREVIO'S SEC FILINGS AND WEBSITE AT WWW.PREVIO.COM CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING ITS PROPOSED DISSOLUTION OR OTHER POSSIBLE STRATEGIC TRANSACTIONS. ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE DISCUSSED AS A RESULT OF A NUMBER OF FACTORS INCLUDING THOSE SET FORTH IN PREVIO'S ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT SEC. SOME OF THE REPORTS REFERRED TO ABOVE WERE FILED UNDER THE NAME OF STAC SOFTWARE, INC., PREVIO'S PREDECESSOR COMPANY.